TRUST SUPPLEMENT No. 2004-ERJ1

                            Dated as of June 29, 2004


                                     between

                            WILMINGTON TRUST COMPANY,
                                   as Trustee,


                                       and


                           CONTINENTAL AIRLINES, INC.

                                       to

                          PASS THROUGH TRUST AGREEMENT
                         Dated as of September 25, 1997


                                  $173,629,000

             Continental Airlines Pass Through Trust 2004-ERJ1
                           9.558% Continental Airlines
                           Pass Through Certificates,
                                Series 2004-ERJ1

            This Trust Supplement No. 2004-ERJ1, dated as of June 29, 2004 (herein called the "TRUST SUPPLEMENT"), between Continental Airlines, Inc., a Delaware corporation (the "COMPANY"), and Wilmington Trust Company (the "TRUSTEE"), to the Pass Through Trust Agreement, dated as of September 25, 1997, between the Company and the Trustee (the "BASIC AGREEMENT").


                            W I T N E S S E T H:
                            - - - - - - - - - -

            WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

            WHEREAS, the Company wishes to lease certain Aircraft from the relevant Owner Trustees;

            WHEREAS, in the case of each Aircraft, the related Owner Trustee, acting on behalf of the related Owner Participant, will issue pursuant to an Indenture, on a non-recourse basis, one series of Equipment Notes in order to finance the debt portion of the purchase price of such Aircraft;

            WHEREAS, the Trustee hereby declares the creation of this Continental Airlines Pass Through Trust 2004-ERJ1 (the "APPLICABLE TRUST") for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

            WHEREAS, all Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Certificates to which an Escrow Receipt has been affixed;

            WHEREAS, the Escrow Agent and the Underwriters have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Underwriters have delivered to the Escrow Agent the proceeds from the sale of the Applicable Certificates, to the extent not used to purchase Equipment Notes on the Issuance Date, and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Equipment Notes as the Aircraft are financed under the NPA (as hereinafter defined) from time to time prior to the Delivery Period Termination Date;

            WHEREAS, the Escrow Agent on behalf of the Applicable
Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposits referred to therein will be made and from which it will withdraw funds to allow the Trustee to purchase Equipment Notes from time to time prior to the Delivery Period Termination Date;

            WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "AGREEMENT") and the NPA, upon the financing of an Aircraft, the Trustee on behalf of the Applicable Trust, using funds withdrawn under the Escrow Agreement (or, if financed on the Issuance Date, using a portion of the proceeds of the sale of the Applicable Certificates), shall purchase one or more Equipment Notes having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Applicable Certificateholders;

            WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized; and

            WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

            NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:


                                    ARTICLE I
                                THE CERTIFICATES

            Section 1.01. THE CERTIFICATES. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "9.558% Continental Airlines Pass Through Certificates, Series 2004-ERJ1" (hereinafter defined as the "APPLICABLE CERTIFICATES"). Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

            The terms and conditions applicable to the Applicable Certificates are as follows:

            (a) The aggregate principal amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered pursuant to Sections 3.03, 3.04,
      3.05 and 3.06 of the Basic Agreement) is $173,629,000.

            (b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means the 1st day of each month, commencing on August 1, 2004, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

            (c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

            (d) At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

            (e) (i) The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to and for the benefit of each Owner Participant and the Company that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to
      Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), have not been used to purchase Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates or an interest therein is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

            (ii) The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit B.

            (f) The "Participation Agreements" as defined in this Trust Supplement are the "Note Purchase Agreements" referred to in the Basic Agreement.

            (g) The Applicable Certificates are subject to the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement.

            (h) The Applicable Certificates are entitled to the benefits of the Liquidity Facilities.

            (i) The Responsible Party is the Company.

            (j) The date referred to in clause (i) of the definition of the term "PTC Event of Default" in the Basic Agreement is the Final Maturity Date.

            (k) The "particular sections of the Note Purchase Agreement", for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section
      9.1 of each Participation Agreement.

            (l) The Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the NPA.


                                   ARTICLE II
                                   DEFINITIONS

            Section 2.01. DEFINITIONS. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

            AGREEMENT:  Has the meaning specified in the recitals hereto.

            AIRCRAFT: Means each of the Aircraft (as defined in the NPA) or Substitute Aircraft in respect of which a Participation Agreement is to be or is, as the case may be, entered into in accordance with the NPA (or any substitute aircraft, including engines therefor, leased to the Company and securing one or more Equipment Notes).

            AIRCRAFT PURCHASE AGREEMENT: Means the "Purchase Agreement" as defined in the NPA.

            APPLICABLE CERTIFICATE:  Has the meaning specified in
      Section 1.01 of this Trust Supplement.

            APPLICABLE CERTIFICATEHOLDER: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

            APPLICABLE CLOSING DATE: Has the meaning specified in Section 5.01(b) of this Trust Supplement.

            APPLICABLE PARTICIPATION AGREEMENT: Has the meaning specified in Section 5.01(b) of this Trust Supplement.

            APPLICABLE TRUST: Has the meaning specified in the recitals hereto.

            BASIC AGREEMENT: Has the meaning specified in the first paragraph of this Trust Supplement.

            BUSINESS DAY: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Houston,

      Texas, New York, New York, Salt Lake City, Utah or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

            COMPANY: Has the meaning specified in the first paragraph of this Trust Supplement.

            CONTROLLING PARTY: Has the meaning specified in the Intercreditor Agreement.

            CUT-OFF DATE: Means the earlier of (a) the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

            DELIVERY NOTICE:  Has the meaning specified in the NPA.

            DELIVERY PERIOD TERMINATION DATE: Means the earlier of (a) December 31, 2004, or, if the Equipment Notes relating to all of the Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Trustee on or prior to such date due to any reason beyond the control of the Company and not occasioned by the Company's fault or negligence, March 31, 2005 and (b) the date on which Equipment Notes issued with respect to all of the Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Applicable Trust in accordance with the NPA.

            DEPOSIT AGREEMENT: Means the Deposit Agreement dated as of June 29, 2004 relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            DEPOSITARY: Means WestLB AG, a joint stock company
      ("Aktiengesellschaft") organized under the laws of Germany, acting through its New York Branch.

            DEPOSITS:  Has the meaning specified in the Deposit Agreement.

            DISTRIBUTION DATE: Means any Regular Distribution Date or Special Distribution Date as the context requires.

            EMBRAER:  Means Embraer-Empresa Brasileira de Aeronautica S.A.

            ESCROW AGENT: Means, initially, Wells Fargo Bank Northwest, National Association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

            ESCROW AGREEMENT: Means the Escrow and Paying Agent Agreement dated as of June 29, 2004 relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Trustee and Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            ESCROW PAYING AGENT: Means the Person acting as paying agent under the Escrow Agreement.

            ESCROW RECEIPT: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

            FINAL MATURITY DATE:  Means March 1, 2021.

            FINAL WITHDRAWAL:  Has the meaning specified in the Escrow
      Agreement.

            FINAL WITHDRAWAL DATE: Has the meaning specified in the Escrow Agreement.

            FINAL WITHDRAWAL NOTICE:  Has the meaning specified in Section
      5.02 of this Trust Supplement.

            INDENTURE: Means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Delivery Notice delivered pursuant to the NPA or the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            INTERCREDITOR AGREEMENT: Means the Intercreditor Agreement dated as of June 29, 2004 among the Trustee, the Liquidity Providers and Wilmington Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

            INVESTORS: Means the Underwriters together with all subsequent beneficial owners of the Applicable Certificates.

            LIQUIDITY FACILITIES: Means, initially, (i) the Revolving Credit Agreement dated as of June 29, 2004 relating to the Applicable Certificates, between WestLB AG, New York Branch, and Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Applicable Trust and (ii) the Revolving Credit Agreement dated as of June 29, 2004 relating to the Applicable Certificates, between Citicorp North America, Inc. and Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of either such agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

            LIQUIDITY PROVIDERS: Means, initially (i) WestLB AG, a joint stock company ("Aktiengesellschaft") organized under the laws of Germany, acting through its New York Branch, and (ii) Citicorp North America, Inc., a Delaware corporation, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

            NOTE DOCUMENTS: Means the Equipment Notes with respect to the Applicable Certificates and, with respect to any such Equipment Note, the related Indenture, Participation Agreement and Lease.

            NOTICE OF PURCHASE WITHDRAWAL: Has the meaning specified in the Deposit Agreement.

            NPA: Means the Note Purchase Agreement dated as of June 29, 2004 among the Trustee, the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Applicable Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

            PARTICIPATION AGREEMENT: Means each Participation Agreement entered into or to be entered into, as the case may be, by the Trustee pursuant to the NPA, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            POOL BALANCE: Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made in respect of such Applicable Certificates or in respect of Deposits other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

            POOL FACTOR: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property and the distribution thereof to be made on that date.

            PROSPECTUS SUPPLEMENT: Means the final Prospectus Supplement dated June 18, 2004 relating to the offering of the Applicable Certificates.

            RATINGS CONFIRMATION: Has the meaning specified in the Intercreditor Agreement.

            SCHEDULED CLOSING DATE:  Has the meaning specified in the NPA.

            SPECIAL PAYMENT: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture).

            SUBSTITUTE AIRCRAFT:  Has the meaning specified in the NPA.

            TRIGGERING EVENT: Has the meaning assigned to such term in the Intercreditor Agreement.

            TRUST PROPERTY: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Escrow Agreement, the NPA and the Liquidity Facilities, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement or the Liquidity Facilities, PROVIDED that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Equipment Notes to be held herein, will not constitute Trust Property.

            TRUST SUPPLEMENT: Has the meaning specified in the first paragraph of this trust supplement.

            UNDERWRITERS: Means, collectively, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.

            UNDERWRITING AGREEMENT: Means the Underwriting Agreement dated June 18, 2004 among the Underwriters, the Company, the Depositary and Embraer, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                                ARTICLE III
              DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

            Section 3.01. STATEMENTS TO APPLICABLE CERTIFICATEHOLDERS. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

            (i) the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source;

            (ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium, if any;

            (iii) the amount of such distribution under the Agreement allocable to interest;

            (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

            (v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

            (vi) the Pool Balance and the Pool Factor.

            With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Record Date prior to each Distribution Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

            (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and
(a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such calendar year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.01(a) of this Trust Supplement.

            (c) Promptly following (i) the Delivery Period Termination Date, if there has been any change in the information set forth in clauses (y) and (z) below from that set forth in pages S-32 through S-36 of the Prospectus Supplement, and (ii) the date of any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Delivery Period Termination Date, the Trustee will request from such Clearing

Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

            (d) This Section 3.01 supersedes and replaces Section 4.03 of the Basic Agreement, with respect to the Applicable Trust.


            Section 3.02. SPECIAL PAYMENTS ACCOUNT. (a) The Trustee shall establish and maintain on behalf of the Applicable Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement. The Trustee shall hold the Special Payments Account in trust for the benefit of the Applicable Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.

            (b) This Section 3.02 supersedes and replaces Section 4.01(b) of the Basic Agreement in its entirety, with respect to the Applicable Trust.

            Section 3.03. DISTRIBUTIONS FROM SPECIAL PAYMENTS ACCOUNT. (a) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Notes held (subject to the Intercreditor Agreement) in the Applicable Trust or realized upon the sale of such Equipment Notes, the Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 3.02(a) of this Trust Supplement. There shall be so distributed to each Applicable Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.01 of the Basic Agreement concerning the final distribution) by check mailed to such Applicable Certificateholder, at the address appearing in the Register, such Applicable Certificateholder's pro rata share (based on the Fractional Undivided Interest in the Applicable Trust held by such Applicable Certificateholder) of the total amount in the Special Payments Account on account of such Special Payment, except that, with respect to Applicable Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee).

            (b) The Trustee shall, at the expense of the Company, cause notice of each Special Payment to be mailed to each Applicable Certificateholder at his address as it appears in the Register. In the event of redemption or purchase of Equipment Notes held in the Applicable Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 15 days after the date of such notice and as soon as practicable thereafter. Notices mailed by the Trustee shall set forth:

            (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01 of the Basic Agreement),

            (ii) the amount of the Special Payment for each $1,000 face amount Applicable Certificate and the amount thereof constituting principal, premium, if any, and interest,

            (iii) the reason for the Special Payment, and

            (iv) if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Applicable Certificate.

If the amount of premium, if any, payable upon the redemption or purchase of an Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

            If any redemption of the Equipment Notes held in the Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Applicable Certificateholder at its address as it appears on the Register.

            (b) This Section 3.03 supersedes and replaces Section 4.02(b) and
Section 4.02(c) of the Basic Agreement in their entirety, with respect to the Applicable Trust.

                                   ARTICLE IV
                                     DEFAULT

            Section 4.01. AMENDMENT OF SECTION 6.05 OF THE BASIC AGREEMENT.
Section 6.05 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase "and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto," set forth in the first sentence thereof.


                                    ARTICLE V
                                   THE TRUSTEE

            Section 5.01. DELIVERY OF DOCUMENTS; DELIVERY DATES. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement and the NPA on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in

Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the NPA. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 5.01(a) supersede and replace the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Applicable Trust.

            (b) On or after the Issuance Date, the Company may deliver from time to time to the Trustee a Delivery Notice relating to one or more Equipment Notes. After receipt of a Delivery Notice and in any case no later than one Business Day prior to a Scheduled Closing Date as to which such Delivery Notice relates (the "APPLICABLE CLOSING DATE"), the Trustee shall (as and when specified in the Delivery Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (A) the withdrawal of one or more Deposits on the Applicable Closing Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (B) the payment of all, or a portion, of such Deposit or Deposits in an amount equal in the aggregate to the purchase price of such Equipment Notes to or on behalf of the Owner Trustee issuing such Equipment Notes, all as shall be described in the Delivery Notice; PROVIDED that, if the Issuance Date is an Applicable Closing Date, the Trustee shall not so instruct the Escrow Agent, and the purchase price of such Equipment Notes shall be paid from a portion of the proceeds of the sale of the Applicable Certificates. The Trustee shall (as and when specified in such Delivery Notice), subject to the conditions set forth in
Section 2 of the NPA, enter into and perform its obligations under the Participation Agreement specified in such Delivery Notice (the "APPLICABLE PARTICIPATION AGREEMENT") and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Closing Date, the Trustee receives a notice of postponement pursuant to Section 1(e) or 1(f) of the NPA, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Closing Date. Upon satisfaction of the conditions specified in the NPA and the Applicable Participation Agreement, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Closing Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement (or, if the Issuance Date is the Applicable Closing Date with respect to such Applicable Participation Agreement, from a portion of the proceeds of the sale of the Applicable Certificates; PROVIDED, that, if any portion of such proceeds is not used to purchase Equipment Notes by 3:30 p.m., New York time, on such date, the Trustee (on behalf of the Investors) shall immediately (but in no event later than 4:00 p.m., New York time, on such date) deposit such unused proceeds with the Depositary (in Federal immediately available funds by wire transfer) in accordance with the Deposit Agreement and such deposit or deposits shall constitute a "Deposit" or "Deposits" (as defined therein) for all purposes thereunder). The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Equipment Notes or to the extent not applied on the Applicable Closing Date to the purchase price of the Equipment Notes, shall be re-deposited by the Trustee with the Depositary on the Applicable Closing Date in accordance with the terms of the Deposit Agreement. The provisions of this Section 5.01(b) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Applicable Trust, and all provisions of the Basic Agreement relating to Postponed Notes and Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust.

            (c) The Trustee acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 5.01(b) of this Trust Supplement, the NPA and each Applicable Participation Agreement, and declares that it holds and will hold such right, title and interest for the benefit of all present and future Applicable Certificateholders, upon the trusts set forth in the Agreement. By its acceptance of an Applicable Certificate, each initial Applicable Certificateholder, as a grantor of the Applicable Trust, joins with the Trustee in the creation of the Applicable Trust. The provisions of this Section 5.01(c) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust.

            Section 5.02. WITHDRAWAL OF DEPOSITS. If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, the Trustee shall give the Escrow Agent notice that the Trustee's obligation to purchase Equipment Notes under the NPA has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the "FINAL WITHDRAWAL NOTICE").

            Section 5.03. THE TRUSTEE. (a) Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement, the NPA or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement, the NPA and the Escrow Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

            (b) Except as herein otherwise provided and except during the continuation of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

            Section 5.04. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants that:

            (a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party;

            (b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

            (c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

            (d) this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; PROVIDED, HOWEVER, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

            Section 5.05. TRUSTEE LIENS. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee's Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the NPA.

                                 ARTICLE VI
               ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

            Section 6.01. AMENDMENT OF SECTION 5.02 OF THE BASIC Agreement.
Section 5.02 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by (i) replacing the phrase "of the Note Documents and of this Agreement" set forth in paragraph (b) thereof with the phrase "of the Note Documents, of the NPA and of this Agreement" and (ii) replacing the phrase "of this Agreement and any Note Document" set forth in the last paragraph of Section
5.02 with the phrase "of this Agreement, the NPA and any Note Document".

            Section 6.02. SUPPLEMENTAL AGREEMENTS WITHOUT CONSENT OF APPLICABLE CERTIFICATEHOLDERS. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company's request, at any time and from time to time, enter into one or more agreements supplemental to the Escrow Agreement, the NPA or the Deposit Agreement, for any of the purposes set forth in clauses (1) through (9) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company's obligations under (in the case of clause (2)), and the Company's rights and powers conferred by (in the case of clause (3)), the NPA, and (b) references in clauses (4), (6) and (7) of such Section 9.01 to "any Intercreditor Agreement or any Liquidity Facility" shall also be deemed to refer to "the Intercreditor Agreement, the Liquidity Facilities, the Escrow Agreement, the NPA or the Deposit Agreement".

            Section 6.03. SUPPLEMENTAL AGREEMENTS WITH CONSENT OF APPLICABLE CERTIFICATEHOLDERS. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement or the NPA or modifying in any manner the rights and obligations of the Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement or the NPA; provided that the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits.



                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

            Section 7.01. BASIC AGREEMENT RATIFIED. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. All replacements of provisions of, and other modifications of the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

            SECTION 7.02. GOVERNING LAW. THE AGREEMENT AND THE APPLICABLE CERTIFICATES HAVE BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THIS SECTION 7.02 SUPERSEDES AND REPLACES SECTION
12.05 OF THE BASIC AGREEMENT, WITH RESPECT TO THE APPLICABLE TRUST.

            Section 7.03. EXECUTION IN COUNTERPARTS. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            Section 7.04. INTENTION OF PARTIES. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

            IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                                    CONTINENTAL AIRLINES, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:



                                    WILMINGTON TRUST COMPANY,
                                        as Trustee


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT A


                               FORM OF CERTIFICATE

Certificate
No.____

            [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.]*



                CONTINENTAL AIRLINES PASS THROUGH TRUST 2004-ERJ1

     9.558% Continental Airlines Pass Through Certificate, Series 2004-ERJ1
                          Issuance Date: June 29, 2004

                       Final Maturity Date: March 1, 2021

      Evidencing A Fractional Undivided Interest In The Continental Airlines Pass Through Trust 2004-ERJ1, The Property Of Which Shall Include Certain Equipment Notes Each Secured By An Aircraft Leased To Continental Airlines, Inc.


                 $[_____________] Fractional Undivided Interest representing 0.000575940655% of the Trust per $1,000 face amount

            THIS CERTIFIES THAT __________, for value received, is the registered owner of a $___________ (___________________________________________
DOLLARS) Fractional Undivided Interest in the Continental Airlines Pass Through Trust 2004-ERJ1 (the "TRUST") created by Wilmington Trust Company, as trustee (the "TRUSTEE"), pursuant to a Pass Through Trust Agreement, dated as of September 25, 1997 (the "BASIC AGREEMENT"), between the Trustee and Continental Airlines, Inc., a Delaware corporation (the "COMPANY"), as supplemented by Trust


----------------

* This legend to appear on Book-Entry Certificates to be deposited with the Depository Trust Company.

Supplement No. 2004-ERJ1 thereto, dated as of June 29, 2004 (the "TRUST SUPPLEMENT" and, together with the Basic Agreement, the "AGREEMENT"), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "9.558% Continental Airlines Pass Through Certificates, Series 2004-ERJ1"(herein called the "CERTIFICATES"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the "CERTIFICATEHOLDER" and, together with all other holders of Certificates issued by the Trust, the "CERTIFICATEHOLDERS") assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and the Liquidity Facilities (the "TRUST PROPERTY"). Each issue of the Equipment Notes is secured by, among other things, a security interest in an Aircraft leased to the Company.

            The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

            Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on the 1st day of each month (a "REGULAR DISTRIBUTION DATE") commencing August 1, 2004, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

            Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer.

Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

            The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, privileges, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new

Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

            Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

            The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

            The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

            Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of each Owner Participant and the Company that either: (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), have not been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an interest herein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

            THE AGREEMENT AND THIS CERTIFICATE HAVE BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    CONTINENTAL AIRLINES PASS THROUGH TRUST
                                    2004-ERJ1

                                    By:  WILMINGTON TRUST COMPANY,
                                         as Trustee


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

            FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


            This is one of the Certificates referred to in the within-mentioned Agreement.


                                    WILMINGTON TRUST COMPANY,
                                          as Trustee


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT B


                         [DTC Letter of Representations]